EXHIBIT 99

NEWS RELEASE

FOR FURTHER INFORMATION, CONTACT:

David G. Kreher                             Fred A. Nielson
Chief Operating Officer                     Investor Relations
(636) 537-9715                              (636) 733-1314

                    Reliv International Reports Strong Growth
                in Sales, Earnings for 2Q and First Half of 2003

FOR IMMEDIATE RELEASE

CHESTERFIELD, MO, August 6, 2003 - Reliv International, Inc. (Nasdaq/NM - RELV), an international manufacturer and network marketer of nutritional supplements and other food technology products, today announced its results of operations for the quarter and six months ended June 30, 2003. The company reported strong increases in net sales and net income, driven by the growth of its network marketing activities in the United States and other key markets worldwide.

For the second quarter of 2003, Reliv reported net income available to common shareholders totaling $909,000 (or $0.08 per share basic, or $0.07 diluted). This represents a 45 percent increase over the $625,000 in net income (or $0.06 per share basic, $0.05 per share diluted), reported in the prior-year period.

For the six months ended June 30, 2003, the company reported net income available to common shareholders of $1,886,000 (or $0.16 per share basic, or $0.14 diluted), a 74 percent increase over the $1,084,000 (or $0.10 per share basic, $0.09 diluted) in net income available to common shareholders reported for the first half of 2002.

Reliv net sales also showed strong growth in the second quarter period, and in the first half of 2003. Net sales totaled $17.8 million in 2Q 2003, up 16 percent from $15.4 million in the same period last year. For the first six months of 2003, Reliv net sales surged to $36.4 million, an increase of 22 percent compared to $29.9 million in net sales for the first half of 2002.

Robert L. Montgomery, President and Chief Executive Officer of Reliv, noted that sales in the United States - the company's largest geographic market - continued to set the pace for the company. Net sales in the U.S. grew 20 percent compared to 2Q 2002, he said, while the company's operations in Mexico and Canada also reported double-digit percentage increases in sales for the quarter.

Reliv International, Inc.

Mr. Montgomery said, "Our strong second quarter results reflect the impact of efforts to expand our network of independent distributors. We continue to see growth in the recruitment of new distributors in key geographic markets such as the United States, Canada and Mexico. We're also excited about the potential for growth in Malaysia - where we were recently licensed to begin operations. All of these developments should provide a solid foundation for continued growth in the months ahead."

Reliv International, Inc., based in suburban St. Louis (USA), manufactures and distributes several lines of food products, including nutritional and fiber supplements, diet management products, functional foods, sports drink mixes and premium skin care products. Its proprietary product lines include an extensive line of soy-based products. Reliv International's common stock trades on The Nasdaq Stock Market(R) under the symbol RELV.

The Company will host an earnings conference call at 1:00 p.m. Eastern on Wednesday, August 6, 2003. The call can be accessed via listen-only dial-in conference lines by dialing 913-981-4900. A replay of this call will be available by telephone from 3:00 p.m. Eastern until midnight by calling 719-457-0820 and using the password 241882. To listen to the live call, please call at least 10 minutes before the scheduled conference call to register.

A live webcast of this call will be available through the Investor Relations section of the Company's Web site, http://www.reliv.com/us/investor. An online archive of the broadcast will be available on the Company's Web site in the Investor Relations section shortly after the call concludes.

                                      # # #

NOTE: Any statement released by Reliv International, Inc. that is forward looking is made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Editors and investors are cautioned that forward-looking statements involve risk and uncertainties that may affect the Company's business prospect and performance. This includes economic, competitive, governmental, technological and other factors discussed in the Company's filings with the SEC on forms 10-K and 10-Q.

Reliv International, Inc. and Subsidiaries
ADD TWO

Consolidated Balance Sheets

                                                          June 30         December 31
                                                            2003              2002
                                                        ------------------------------
                                                         (Unaudited)
Assets

Current Assets:
  Cash and cash equivalents                             $  6,675,228      $  3,437,966
  Accounts and notes receivable, less allowances of
    $5,000 in 2003 and 2002                                  529,931           688,898
  Accounts due from employees and distributors               105,000           104,000
  Inventories                                              4,586,215         3,457,145
  Other current assets                                     1,030,738           744,431
                                                        ------------------------------

Total current assets                                      12,927,112         8,432,440

Other assets                                                 526,761           442,927
Note receivable from officer                                  27,750            48,250
Accounts due from employees and distributors                  64,000            78,000
Net property, plant and equipment                          9,309,749         9,444,369
                                                        ------------------------------

Total Assets                                            $ 22,855,372      $ 18,445,986
                                                        ==============================

Liabilities and Stockholders' Equity

Total current liabilities                                  7,278,437         6,039,513
Long-term debt, less current maturities                    3,823,631         4,057,042
Deferred income taxes                                         84,435            84,435
Other non-current liabilities                                521,396           467,350
Stockholders' equity                                      11,147,473         7,797,646
                                                        ------------------------------

Total Liabilities and Stockholders' Equity              $ 22,855,372      $ 18,445,986
                                                        ==============================

Consolidated Statements of Operations

                                                          Three months ended June 30         Six months ended June 30
                                                            2003              2002             2003             2002
                                                        ------------------------------      ----------------------------
                                                         (Unaudited)       (Unaudited)      (Unaudited)      (Unaudited)
Sales at Retail                                         $ 25,407,802      $ 22,001,451      $52,263,966     $ 42,859,961
  Less Distributor allowances on product purchases         7,641,155         6,552,420       15,825,869       12,926,646
                                                        ------------------------------      ----------------------------

Net Sales                                                 17,766,647        15,449,031       36,438,097       29,933,315

Costs and expenses:
  Cost of products sold                                    3,008,695         2,915,799        6,316,413        5,672,509
  Distributor royalties and discounts                      6,914,507         5,912,303       14,169,705       11,484,361
  Selling, general and administrative                      6,321,793         5,594,051       12,692,777       10,868,810
                                                        ------------------------------      ----------------------------

Total Costs and Expenses                                  16,244,995        14,422,153       33,178,895       28,025,680
                                                        ------------------------------      ----------------------------

Income from operations                                     1,521,652         1,026,878        3,259,202        1,907,635

Other income (expense):
  Interest income                                             24,162             9,150           39,904           15,639
  Interest expense                                           (69,961)          (97,818)        (138,008)        (219,276)
  Other income\expense                                        84,187            62,001           61,504           68,757
                                                        ------------------------------      ----------------------------

Income before income taxes                                 1,560,040         1,000,211        3,222,602        1,772,755
Provision for income taxes                                   629,000           375,000        1,314,000          689,000
                                                        ------------------------------      ----------------------------

Net Income                                                   931,040           625,211        1,908,602        1,083,755
Preferred dividends accrued and paid                          22,500                --           22,500               --
                                                        ------------------------------      ----------------------------

Net income available to common shareholders             $    908,540      $    625,211      $ 1,886,102     $  1,083,755
                                                        ================================================================

Earnings per common share

  Basic                                                 $       0.08      $       0.06      $      0.16     $       0.10
                                                        ==============================      ============================

  Diluted                                               $       0.07      $       0.05      $      0.14     $       0.09
                                                        ==============================      ============================

Weighted average shares of common stock
and common stock equivalents outstanding

  Basic                                                   11,962,000        11,292,000       11,966,000       11,329,000
                                                        ==============================      ============================

  Diluted                                                 13,668,000        12,157,000       13,501,000       12,194,000
                                                        ==============================      ============================

                                    ** 30 **